POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints THOMAS E. PIERPAN, his true and lawful attorney and agent in his name, place and stead and on his behalf (a) to sign and cause to be filed registration statements of IDEX Series Fund under the Securities Act of 1933 and the Investment Company Act of 1940, and all amendments, consents and exhibits thereto; (b) to withdraw such statements or any amendments or exhibits and make requests for acceleration in connection therewith; (c) to take all other action of whatever kind or nature in connection with such registration statements which said attorneys may deem advisable; and (d) to make, file, execute, amend and withdraw documents of every kind, and to take other action of whatever kind they may elect, for the purpose of complying with the laws of any state relating to the sale of securities of IDEX Series Fund, hereby ratifying and confirming all actions of said attorney thereunder.

DATED this day, December 8, 1997


/S/
G. John Hurley













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